Exhibit 99

Synergy Brands Reports Third Quarter Financial results

Revenue Increases 34% for the three months

Operating Profit Increased  163% for the three months.

Melville, NY (date) - Synergy Brands, Inc. (NASDAQ: SYBR) today reported a 34% increase in revenues for the third quarter ending September 30, 2004. For the quarter, Synergy reported revenues of $13,759,995 compared to third quarter revenue in 2003 of $10,278,027. The Company's operating profit increased 163% from the 3rd quarter of last year to $264,256 or $.12 per share as compared to an operating loss of ($419,227) or ($.22) per share in the 3rd quarter of the prior year. The Company's net loss for the third quarter of 2004 was ($170,230) or ($0.08) per share, a substantial improvement from last year's quarterly loss of ($627,923) or ($.34) per share. Most of the net loss resulted from higher financing costs resulting from increased sales. (see table below)

For the nine months ending September 30, Synergy reported a 42 % increase in revenues to $39,927,507 as compared to nine-month revenue ending September 30, 2003 of $28,112,897. The Company's operating loss for the nine-month period decreased in 2004 by 62% to ($263,958) or ($0.12) per share as compared to an operating loss of ($700,617) or ($.44) per share. The Company's net loss for the nine month period in 2004 was ($1,328,212) or ($.65) per share as compared to a net loss in 2003 of ($858,292) or ($.55 per share). In the nine months the Company opened a new warehouse operation in Syosset, NY, significantly expanded its Canadian sales and increased its line of credit $8.5 million to accommodate its growth.

The largest percentage of increase revenue came form the Company's B2B operations. The Company's grocery operation continued to develop additional vendor relationships in the grocery and HBA businesses, expanded its sales in Canada and widened its operating margin. Sales for Company's Internet operation, which includes www.CigarGold.com, CigarsAroundTheWorld.com, and www.BeautyBuys.com, remained the same while operating margins increased. Management believes that its main goal for 2005 is to reduce its financing costs to better market rates but utilizing traditional asset based facilities as opposed to trade financing for the bulk of its credit transactions.

The tables on the following pages summarize the operating results of the Company for the Nine Months and Quarter ended September 30, 2004. For more detail please review the Company's filed 10QSB.

ABOUT SYNERGY BRANDS

Synergy Brands, Inc. is a holding Company that operates in the wholesale and Internet distribution of consumer goods as well as the retail distribution of premium cigars. It principally focuses on the sale of nationally known brand name consumer products manufactured by major U.S. manufacturers. The consumer products are concentrated within the Grocery and Health & Beauty Aids (HBA) industries as well as the premium cigar business. The Company distributes and sells these products through wholly owned subsidiaries in two distinct manners. The Company uses advancements in web-based technology to process and use logistics based programs to optimize its distribution costs on both wholesale, Internet and retail levels.

This press release and Company review and assumptions made regarding the financial figures and other information, referenced and presented, state and reflect assumptions, expectations, projections, intentions and/or beliefs about past and future events that are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate to historical or current facts. They use words such as "anticipate", "estimate", "project", "forecast", "may", "will", "should", "expect", "assume", and other deviations thereof and other words of similar meaning. In particular these include, but are not limited to, statements reflecting the projected revenues, earnings, profit and loss of the Company and associated costs. Any or all of the Company's forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. For a description of many of these risks and uncertainties, please refer to the Company's filings with the U.S. Securities & Exchange Commission (www.sec.gov) including Forms 10KSB and 10QSB.

Contact: Bev Jedynak
         Martin E. Janis & Company, Inc.
         312-943-1100 ext. 12
         bjedynak@janispr.com

SEGMENT INFORMATION OF OPERATING BUSINESSES

                                       PROSET   CHANGE    PHS GROUP    CHANGE    B2C      CHANGE
9 months ended 9/30/04
Revenue                            $3,248,172    7.89%  $35,125,961   49.45% $1,553,374    -2.89%
Gross Profit                         $452,435   43.32%   $1,946,284   51.30%   $416,240    -5.75%
SG&A                                 $218,858  -33.71%   $1,195,969   27.98%   $672,480    14.85%
Operating Profit (loss)               $73,512  142.20%     $746,236  406.55%  ($358,846)  -61.65%
Net loss                            ($107,373)  66.79%     ($17,322)  87.17%  ($413,417) 1436.49%
Net loss per common share              ($0.05)               ($0.01)             ($0.20)
Depreciation and amortization        $160,065    0.21%       $4,079  -98.01%   $102,606    31.36%
Interest income                            -                ($4,344) -56.45%
Interest and financing expenses      $179,303   22.00%     $784,926  142.98%    $38,250    38.37%
EBITDA                               $231,995 1493.03%     $767,339 1315.97%  ($272,561)  -86.60%
EBITDA net  (loss) income per  share    $0.11                 $0.37              ($0.13)


                                          TOTAL                  TOTAL
                                      OPERATING      CHANGE  CONSOLIDATE  CHANGE
9 months ended 9/30/04 cont.
Revenue                               $39,927,507    42.03% $39,927,507   42.03%
Gross Profit                           $2,814,959    37.74%  $2,814,959   37.74%
SG&A                                   $2,087,307    12.82%  $2,574,215   14.42%
Operating Profit (loss)                  $460,902   285.21%   ($263,958)  62.32%
Net loss                                ($538,112)  -25.89% ($1,328,212) -54.75%
Net loss per common share                  ($0.26)              ($0.65)
Depreciation and amortization            $266,750   -39.71%    $504,702    2.05%
Interest income                           ($4,344)  -56.45%     ($4,430) -55.99%
Interest and financing expenses        $1,002,479   101.44%  $1,077,614  116.32%
EBITDA                                   $726,773   421.83%    $249,674  232.58%
EBITDA net  (loss) income per  share        $0.35                $0.12


                                                                                           TOTAL                   TOTAL
                                  PROSET          PHS GROUP           B2C                OPERATING               CONSOLIDATED
9 months ended 9/30/03
Revenue                         $3,010,607        $23,502,757        $1,599,533          $28,112,897           $28,112,897
Gross Profit                    $315,689          $1,286,397         $441,651            $2,043,737            $2,043,737
SG&A                            $330,142          $934,502           $585,530            $1,850,174            $2,249,770
Operating Profit (loss)         ($174,185)        $147,316           ($221,988)          ($248,857)            ($700,617)
Net Profit(loss)                ($323,360)        ($135,013)         $30,933             ($427,440)            ($858,292)
Net loss per common share       ($0.21)           ($0.09)            $0.02               ($0.27)               ($0.55)
Depreciation and amortization   $159,732          $204,579           $78,109             $442,420              $494,584
Interest income                       -           ($9,974)             -                 ($9,974)              ($10,066)
Other income                                      ($30,740)          ($282,750)          ($313,490)            ($312,703)
Interest and financing expenses $146,974          $323,043           $27,643             $497,660              $498,154
One time promotional rebates                      ($415,000)                             ($415,000)
EBITDA                          ($16,654)         ($63,105)          ($146,065)          ($225,824)            ($188,323)
EBITDA net  (loss) income per
share                            (0.01)            (0.04)             (0.09)              -$0.14               ($0.12)



SEGMENT INFORMATION OF OPERATING BUSINESSES



                                        PROSET      CHANGE   PHS GROUP    CHANGE     B2C
3 months ended 9/30/04
Revenue                               $1,446,351    91.89%  $11,732,159    31.98%  $581,485
Gross Profit                            $187,557   169.56%     $951,985   158.64%  $159,688
SG&A                                     $81,561   -29.75%     $423,030    26.25%  $230,407
Operating Profit (loss)                  $52,641   152.76%     $526,448  1595.55% ($114,641)
Net Profit(loss)                        ($20,102)   87.16%     $242,240   253.05% ($137,527)
Net  loss per common share                ($0.01)                 $0.11              ($0.06)
Depreciation and amortization            $53,355     0.21%       $2,507   -96.32%   $43,922
Interest income
Interest and financing expenses          $72,411    27.58%     $303,539   140.07%   $12,750
EBITDA                                  $105,664   327.11%     $548,286  1561.88%  ($80,855)
EBITDA net (loss)  income per share      $0.05                    $0.25              ($0.04)



                                         TOTAL               TOTAL
                                       OPERATING    CHANGE  CONSOLIDATE  CHANGE
3 months ended 9/30/04 CONT.
Revenue                               $13,759,99    33.88% $13,759,995    33.88%
Gross Profit                           $1,299,23   109.68%  $1,299,230   109.68%
SG&A                                    $734,998     5.16%    $875,235     4.07%
Operating Profit (loss)                 $464,448  -295.68%    $264,256   163.03%
Net Profit(loss)                         $84,611  -119.73%   ($170,230)   72.89%
Net  loss per common share                 $0.04                ($0.08)
Depreciation and amortization            $99,784   -36.86%    $159,739   -19.26%
Interest income                                                    ($3)  -99.91%
Interest and financing expenses         $388,700    99.55%    $427,848   119.59%
EBITDA                                  $573,095   822.44%    $417,354   273.62%
EBITDA net (loss)  income per share        $0.26                 $0.19



                                                                                   TOTAL          TOTAL
                                      PROSET          PHS GROUP      B2C         OPERATING    CONSOLIDATED
3 months ended 9/30/03
Revenue                               $753,731       $8,889,336     $634,960    $10,278,027    $10,278,027
Gross Profit                           $69,580         $368,067     $181,978       $619,625       $619,625
SG&A                                  $116,105         $335,075     $247,773       $698,953       $841,020
Operating Profit (loss)               ($99,769)        ($35,201)   ($102,386)     ($237,356)     ($419,227)
Net Profit(loss)                     ($156,528)       ($158,280)   ($113,980)     ($428,788)     ($627,923)
Net loss per common share               ($0.09)          ($0.09)      ($0.06)        ($0.23)        ($0.34)
Depreciation and amortization          $53,244          $68,193      $36,591       $158,028       $197,832
Interest income                       -                 ($3,361)          -         ($3,361)       ($3,404)
Other income                                                                                       ($1,725)
Interest and financing expenses        $56,759         $126,440      $11,594       $194,793       $194,837
One time promotional rebate
EBITDA                                ($46,525)         $32,992      $65,795)      ($79,328)     ($240,383)
EBITDA  net (loss)  income per share     (0.03)            0.02        (0.04)        ($0.04)        ($0.13)
